                                                                    Exhibit 5


                              Baker & Hostetler
                          3200 National City Center
                            1900 East 9th Street
                         Cleveland, Ohio 44114-3485

                              September 19, 1994

Cardinal Health, Inc.
655 Metro Place South, Suite 925
Dublin, Ohio 43017

Gentlemen:

     We have acted as counsel to Cardinal Health, Inc., an Ohio corporation
(the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the offering of up to 7,000,000 of the Company's Common Shares, without par value (the "Common Shares"), of which 1,600,000 are offered for the account of the Company (the "Company Shares"), 5,400,000 are offered for the account of certain selling shareholders identified in the Registration Statement (the "Selling Shareholders' Shares") and 1,050,000 are subject to an overallotment option granted to the underwriters by the Company and certain of the selling shareholders (the "Overallotment Shares").

     In connection with the foregoing, we have examined: (a) the Company's Amended and Restated Articles of Incorporation, as amended, as certified by the Secretary of State of Ohio, (b) Certificate of Good Standing of the Company issued by the Secretary of State of Ohio, (c) the Company's Restated Code of Regulations, as certified by the Secretary of the Company, and (d) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

     Based on such examination, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Ohio.

     2. The Company Shares and the Overallotment Shares to be offered by the Company have been duly and validly authorized and, when issued and sold pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     3. The Selling Shareholders' Shares and the overallotment Shares to be offered by certain of the Selling Shareholders have been duly and validly authorized and, when issued and sold pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

Cardinal Health, Inc.
September 19, 1994
Page 2



     We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                   Very truly yours,

                                   /s/ Baker & Hostetler
                                   ---------------------